Exhibit 99.1

Contacts:

Investors
Bob Okunski
408-240-5447
bokunski@8point3energypartners.com

Media
Natalie Wymer
650-223-9132
media@8point3energypartners.com

8point3 Energy Partners Reports Third Quarter 2017 Results
Partnership Raises 2017 Financial Guidance
Increased Third Quarter Distribution by 3.0 percent over Second Quarter Distribution

SAN JOSE, Calif., October 4, 2017 - 8point3 Energy Partners LP (NASDAQ:CAFD) today announced financial results for its third fiscal quarter ended August 31, 2017.

•	Exceeded Q3 2017 revenue, net income, Adjusted EBITDA and CAFD guidance

•	Sponsors’ strategic review of Partnership interests continuing

•	Declared Q3 2017 distribution of $0.2721 per share, an increase of 3.0 percent over the Q2 2017 distribution

•	Forecasts Q4 2017 distribution of $0.2802 per share, an increase of 3.0 percent compared to the Q3 2017 distribution

•	Partnership reiterates 2017 distribution growth of 12 percent

For the third quarter of fiscal 2017, 8point3 Energy Partners reported revenue of $27.7 million, net income of $28.7 million, Adjusted EBITDA of $53.5 million and cash available for distribution (CAFD) of $33.2 million.

"The stable performance of our high-quality solar portfolio enabled us to exceed our financial goals for the quarter and raise our quarterly distribution for the ninth consecutive quarter,” said Chuck Boynton, 8point3 Energy Partners’ CEO. “We expect that our current portfolio of interests in 946 megawatts (MW) of U.S. solar assets will generate annual CAFD of more than $106 million in 2017.

“Also, our sponsors’ strategic review related to their partnership interests in 8point3 is continuing. As SunPower announced last quarter, it has joined First Solar in its desire to sell its ownership stake in 8point3 though, as previously noted, there can be no assurances that a transaction will be consummated,” concluded Boynton.

Additionally, during the quarter, the Board of Directors of the Partnership’s general partner waived the negotiating period related to the offering of SunPower’s 100-MW Boulder Solar 1 Right of First Offer (ROFO) project. As a result of this waiver, SunPower has the right to offer and sell this project to a third party in accordance with the terms of the ROFO Agreement.

The Board of Directors of the Partnership’s general partner also declared a cash distribution for its Class A shares of $0.2721 per share for the third quarter. The third quarter distribution will be paid on October 13, 2017 to shareholders of record as of October 3, 2017.

"We were pleased with our third quarter results as our portfolio continued to perform as expected,” said Bryan Schumaker, 8point3 Energy Partners’ chief financial officer. “We are well positioned to meet our financial and operational goals for this year and remain committed to maintaining our 12 percent targeted distribution growth rate for 2017.”

The Partnership did not utilize its $125 million at-the-market (ATM) equity offering program during the third quarter.

Guidance
The Partnership’s fourth quarter 2017 guidance is as follows: revenue of $12.0 million to $15.0 million, net income of $1.5 million to $4.0 million, Adjusted EBITDA of $22.0 million to $25.0 million, CAFD of $32.0 million to $35.0 million and a distribution of $0.2802 per share, a forecasted increase of 3.0 percent compared to the Q3 2017 distribution.

As a result of its consistent asset performance, the Partnership is raising its fiscal year 2017 guidance. The Partnership now expects revenue of $66.5 million to $69.5 million, net income of $32.0 million to $34.5 million, Adjusted EBITDA of $117.0 million to $120.0 million and CAFD of $106.0 million to $109.0 million. The Partnership also reiterates its expected distribution growth rate of 12 percent for fiscal year 2017.

About 8point3 Energy Partners
8point3 Energy Partners LP (NASDAQ:CAFD) is a growth-oriented limited partnership formed by First Solar, Inc. and SunPower Corporation to own, operate and acquire solar energy generation projects. 8point3 Energy Partners’ primary objective is to generate predictable cash distributions that grow at a sustainable rate. The Partnership owns interests in projects in the United States that generate long-term contracted cash flows and serve utility, commercial and residential customers. For more information about 8point3 Energy Partners, please visit: www.8point3energypartners.com.

For 8point3 Energy Partners Investors
This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning the sponsors’ ownership interest in the Partnership, expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Partnership and its subsidiaries, including guidance regarding the Partnership’s revenue, net income, Adjusted EBITDA, cash available for distribution and distributions, other future actions, conditions or events such as the projected commercial operation dates of projects, future operating results or the ability to generate sales, income or cash flow or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, October 4, 2017, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described under “Risk Factors” in the Partnership’s Annual Report on Form 10-K for the fiscal year ended November 30, 2016, filed with the Securities and Exchange Commission on January 26, 2017 and the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2017, filed with the Securities and Exchange Commission on June 29, 2017. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

Non-GAAP Financial Information
This earnings release includes certain financial measures that are not defined under U.S. generally accepted accounting principles (GAAP), including Adjusted EBITDA and CAFD. Such non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. We reconcile these non-GAAP financial measures to the most directly comparable financial measure prepared in accordance with GAAP in the tables that accompany this release. In the introduction to such reconciliation tables that accompany this release, we disclose the reasons why we believe our use of the non-GAAP financial measures in this release provides useful information. Please read “Non-GAAP Financial Measures” below for further details on our use of non-GAAP financial measures.

8point3 Energy Partners LP
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	August 31, 2017	November 30, 2016
Assets
Current assets:
Cash and cash equivalents	$10,361	$14,261
Accounts receivable and short-term financing receivables, net	10,882	5,401
Prepaid and other current assets[1]	12,312	15,745
Total current assets	33,555	35,407
Property and equipment, net	719,868	720,132
Long-term financing receivables, net	77,484	80,014
Investments in unconsolidated affiliates	791,985	475,078
Other long-term assets	21,459	24,432
Total assets	$1,644,351	$1,335,063
Liabilities and Equity
Current liabilities:
Accounts payable and other current liabilities[1]	$6,565	$23,771
Short-term debt and financing obligations[1]	2,201	1,964
Deferred revenue, current portion	1,527	870
Total current liabilities	10,293	26,605
Long-term debt and financing obligations[1]	709,989	384,436
Deferred revenue, net of current portion	128	308
Deferred tax liabilities	38,591	30,733
Asset retirement obligations	14,796	13,448
Other long-term liabilities	1,853	—
Total liabilities	775,650	455,530
Redeemable noncontrolling interests	17,346	17,624
Equity:
Class A shares, 28,084,935 and 28,072,680 issued and outstanding as of August 31, 2017 and November 30, 2016, respectively	249,306	249,138
Class B shares, 51,000,000 issued and outstanding as of August 31, 2017 and November 30, 2016	—	—
Accumulated earnings	12,550	22,440
Total shareholders' equity attributable to 8point3 Energy Partners LP	261,856	271,578
Noncontrolling interests	589,499	590,331
Total equity	851,355	861,909
Total liabilities and equity	$1,644,351	$1,335,063

1
The Partnership has related-party balances for transactions made with the Sponsors and tax equity investors. Related-party balances recorded within “Prepaid and other current assets” in the unaudited condensed consolidated balance sheets were $0.8 million and $0.9 million as of August 31, 2017 and November 30, 2016, respectively. Related-party balances recorded within “Accounts payable and other current liabilities” in the unaudited condensed consolidated balance sheets were $3.5 million and $19.7 million due to Sponsors as of August 31, 2017 and November 30, 2016, respectively, and $0.9 million and $1.0 million due to tax equity investors as of August 31, 2017 and November 30, 2016, respectively. Related-party balances recorded within “Short-term debt and financing obligations” and “Long-term debt and financing obligations” in the unaudited condensed consolidated balance sheets were $2.2 million and $47.8 million, respectively, as of August 31, 2017, and $2.0 million and zero, respectively, as of November 30, 2016.

8point3 Energy Partners LP
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2017	August 31, 2016	August 31, 2017	August 31, 2016
Revenues:
Operating revenues[1]	$27,744	$26,116	$54,319	$46,735
Total revenues	27,744	26,116	54,319	46,735
Operating costs and expenses[1]:
Cost of operations	2,064	1,928	6,396	4,953
Selling, general and administrative	2,050	1,804	5,894	5,096
Depreciation and accretion	7,220	6,311	20,875	16,325
Acquisition-related transaction costs	19	599	50	2,261
Total operating costs and expenses	11,353	10,642	33,215	28,635
Operating income	16,391	15,474	21,104	18,100
Other expense (income):
Interest expense	6,060	3,199	17,429	9,123
Interest income	(304)	(296)	(869)	(909)
Other expense (income)	283	(291)	(514)	(551)
Total other expense, net	6,039	2,612	16,046	7,663
Income before income taxes and equity in earnings of unconsolidated investees	10,352	12,862	5,058	10,437
Income tax provision	(5,012)	(5,063)	(7,860)	(15,281)
Equity in earnings of unconsolidated investees	23,322	8,075	33,287	13,504
Net income	28,662	15,874	30,485	8,660
Less: Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	21,189	8,281	18,765	(14,263)
Net income attributable to 8point3 Energy Partners LP Class A shares	$7,473	$7,593	$11,720	$22,923
Net income per Class A share:
Basic	$0.27	$0.38	$0.42	$1.15
Diluted	$0.27	$0.38	$0.42	$1.15
Distributions per Class A share:	$0.26	$0.23	$0.77	$0.67
Weighted average number of Class A shares:
Basic	28,081	20,015	28,077	20,011
Diluted	43,581	35,515	43,577	35,511

1
The Partnership has related-party activities for transactions made with the Sponsors. Related party transactions recorded within “Operating revenues” in the unaudited condensed consolidated statement of operations were $1.3 million for each of the three months ended August 31, 2017 and August 31, 2016, and $3.9 million for each of the nine months ended August 31, 2017 and August 31, 2016. Related party transactions recorded within “Operating costs and expenses” in the unaudited condensed consolidated statement of operations were $2.1 million and $1.9 million for the three months ended August 31, 2017 and August 31, 2016, respectively, and $6.3 million and $5.0 million for the nine months ended August 31, 2017 and August 31, 2016, respectively.

8point3 Energy Partners LP
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	August 31, 2017	August 31, 2016
Cash flows from operating activities:
Net income	$30,485	$8,660
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	21,198	16,325
Unrealized gain on interest rate swap	(349)	(536)
Distributions from unconsolidated investees	32,892	15,130
Equity in earnings of unconsolidated investees	(33,287)	(13,504)
Deferred income taxes	7,858	15,281
Share-based compensation	168	168
Amortization of debt issuance costs	737	442
Other, net	1	270
Changes in operating assets and liabilities:
Accounts receivable and financing receivable, net	(2,830)	(4,290)
Prepaid and other assets	6,170	(1,398)
Deferred revenue	482	467
Accounts payable and other liabilities	734	806
Net cash provided by operating activities	64,259	37,821
Cash flows from investing activities:
Cash provided by (used in) purchases of property and equipment, net	(314)	1,415
Cash paid for acquisitions	(313,183)	(124,326)
Distributions from unconsolidated investees	13,575	653
Net cash used in investing activities	(299,922)	(122,258)
Cash flows from financing activities:
Proceeds from issuance of Class A shares, net of issuance costs	—	(201)
Proceeds from issuance of bank loans, net of issuance costs	283,999	64,991
Repayment of bank loans	(7,000)	—
Repayment of promissory note to First Solar	(1,964)	—
Capital contributions from SunPower	—	9,973
Cash distribution to Class A shareholders	(21,610)	(13,487)
Cash distributions to Sponsors as OpCo unit holders	(39,255)	—
Cash contributions from noncontrolling interests and redeemable noncontrolling interests - tax equity investors	24,353	372
Cash distributions to noncontrolling interests and redeemable noncontrolling interests - tax equity investors	(6,760)	(4,102)
Net cash provided by financing activities	231,763	57,546
Net decrease in cash and cash equivalents	(3,900)	(26,891)
Cash and cash equivalents, beginning of period	14,261	56,781
Cash and cash equivalents, end of period	$10,361	$29,890
Non-cash transactions:
Issuance by OpCo of promissory note to First Solar in connection with the Stateline Acquisition	$50,000	$—
Property and equipment acquisitions funded by liabilities	2,618	17,410
Settlement of related party payable by capital contribution from tax equity investor	—	46,837
Accrued distributions to noncontrolling interests and redeemable noncontrolling interests - tax equity investors	923	795

Non-GAAP Financial Measures

Our management uses a variety of financial metrics to analyze our performance. The key financial metrics we evaluate are Adjusted EBITDA and CAFD.

Adjusted EBITDA.

We define Adjusted EBITDA as net income plus interest expense, net of interest income, income tax provision, depreciation, amortization and accretion, including our proportionate share of net interest expense, income taxes and depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method, and share-based compensation and transaction costs incurred for our acquisitions of projects; and excluding the effect of certain other non-cash or non-recurring items that we do not consider to be indicative of our ongoing operating performance such as, but not limited to, mark to market adjustments to the fair value of derivatives related to our interest rate hedges. Adjusted EBITDA is a non-U.S. GAAP financial measure. This measurement is not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The U.S. GAAP measure most directly comparable to Adjusted EBITDA is net income. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and borrowers’ ability to service debt. In addition, Adjusted EBITDA is used by our management for internal planning purposes including certain aspects of our consolidated operating budget and capital expenditures. It is also used by investors to assess the ability of our assets to generate sufficient cash flows to make distributions to our Class A shareholders.

However, Adjusted EBITDA has limitations as an analytical tool because it does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments, does not reflect changes in, or cash requirements for, working capital, does not reflect significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt or cash distributions on tax equity, does not reflect payments made or future requirements for income taxes, and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results of operations. Adjusted EBITDA is a non-U.S. GAAP measure and should not be considered an alternative to net income or any other performance measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of Adjusted EBITDA are not necessarily comparable to EBITDA as calculated by other companies. Investors should not rely on these measures as a substitute for any U.S. GAAP measure, including net income.

Cash Available for Distribution.

We use CAFD, which we define as Adjusted EBITDA less equity in earnings of unconsolidated affiliates, cash interest paid, cash income taxes paid, maintenance capital expenditures, cash distributions to noncontrolling interests and principal amortization payments on any project-level indebtedness plus cash distributions from unconsolidated affiliates, indemnity payments and promissory notes from Sponsors, test electricity generation, cash proceeds from sales-type residential leases, state and local rebates and cash proceeds for reimbursable network upgrade costs. Our cash flow is generated from distributions we receive from OpCo each quarter. OpCo’s cash flow is generated primarily from distributions from the Project Entities. As a result, our ability to make distributions to our Class A shareholders depends primarily on the ability of the Project Entities to make cash distributions to OpCo and the ability of OpCo to make cash distributions to its unitholders.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make our distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The U.S. GAAP measure most directly comparable to CAFD is net income.

However, CAFD has limitations as an analytical tool because it does not capture the level of capital expenditures necessary to maintain the operating performance of our projects, does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-U.S. GAAP measure and should not be considered an alternative to net income or any other performance measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any U.S. GAAP measure, including net income.

The following table presents a reconciliation of net income to Adjusted EBITDA and CAFD for the three months ended August 31, 2017, May 31, 2017 and August 31, 2016, respectively, and nine months ended August 31, 2017 and August 31, 2016, respectively:

8point3 Energy Partners LP
Reconciliation of Net Income to Adjusted EBITDA and CAFD
(Unaudited)

	Three Months Ended			Nine Months Ended
(in thousands)	August 31, 2017	May 31, 2017	August 31, 2016	August 31, 2017	August 31, 2016
Net income	$28,662	$7,143	$15,874	$30,485	$8,660
Add (Less):
Interest expense, net of interest income	5,756	5,580	2,903	16,560	8,206
Income tax provision	5,012	2,315	5,063	7,860	15,281
Depreciation, amortization and accretion	7,327	7,000	6,311	21,198	16,325
Share-based compensation	56	56	56	168	168
Acquisition-related transaction costs (1)	19	18	599	50	2,261
Unrealized gain (loss) on derivatives (2)	284	37	(285)	(349)	(536)
Add proportionate share from equity method investments (3)
Interest expense, net of interest income	141	169	(54)	440	(149)
Depreciation, amortization and accretion	6,224	6,224	2,397	18,672	7,683
Adjusted EBITDA	$53,481	$28,542	$32,864	$95,084	$57,899
Less:
Equity in earnings of unconsolidated affiliates, net with (3) above (4)	(29,687)	(15,752)	(10,418)	(52,399)	(21,038)
Cash interest paid (5)	(5,930)	(5,666)	(3,278)	(16,357)	(9,176)
Cash distributions to non-controlling interests	(2,599)	(2,276)	(2,826)	(6,760)	(3,730)
Maintenance capital expenditures	(177)	—	—	(177)	—
Short-term note (6)	—	—	—	(1,964)	—
Add:
Cash distributions from unconsolidated affiliates (7)	17,169	11,587	7,018	46,467	16,075
Indemnity payment from Sponsors (8)	41	27	64	133	10,037
State and local rebates (9)	—	—	—	—	299
Cash proceeds from sales-type residential leases (10)	746	695	630	2,112	1,901
Test electricity generation (11)	1	22	—	33	421
Cash proceeds for reimbursable network upgrade costs (12)	125	1,630	—	7,878	—
CAFD	$33,170	$18,809	$24,054	$74,050	$52,688

(1)	Represents acquisition-related financial advisory, legal and accounting fees associated with ROFO Project interests purchased and expected to be purchased by us in the future.

(2)	Represents the changes in fair value of interest rate swaps that were not designated as cash flow hedges.

(3)	Represents our proportionate share of net interest expense, depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.

(4)
Equity in earnings of unconsolidated affiliates represents the earnings from the Solar Gen 2 Project, the North Star Project, the Lost Hills Blackwell Project, the Henrietta Project, and the Stateline Project and is included on our unaudited condensed consolidated statements of operations.

(5)	Represents cash interest payments related to OpCo’s senior secured credit facility and the Stateline Promissory Note.

(6)	Represents repayment of promissory note to First Solar.

(7)
Cash distributions from unconsolidated affiliates represent the cash received by OpCo with respect to its 49% interest in the Solar Gen 2 Project, the North Star Project, the Lost Hills Blackwell Project, the Henrietta Project, and its 34% interest in the Stateline Project.

(8)	Represents indemnity payments from the Sponsors owed to OpCo in accordance with the Omnibus Agreement.

(9)
State and local rebates represent cash received from state or local governments for owning certain solar power systems. The receipt of state and local rebates is accounted for as a reduction in the asset carrying value rather than operating revenue.

(10)
Cash proceeds from sales-type residential leases, net, represent gross rental cash receipts for sales-type leases, less sales-type revenue and lease interest income that is already reflected in net income during the period. The corresponding revenue for such leases was recognized in the period in which such lease was placed in service, rather than in the period in which the rental payment was received, due to the characterization of these leases under U.S. GAAP.

(11)
For the three and nine months ended August 31, 2017, test electricity generation represents the sale of electricity that was generated prior to COD by the Macy’s Maryland Project. For the nine months ended August 31, 2016, test electricity generation represents the sale of electricity that was generated prior to COD by the Kingbird Project. Solar systems may begin generating electricity prior to COD as a result of the installation and interconnection of individual solar modules, which occurs over time during the construction and commission period. The sale of test electricity generation is accounted for as a reduction in the asset carrying value rather than operating revenue prior to COD, even though it generates cash for the related Project Entity.

(12)	Cash proceeds from a utility company related to reimbursable network upgrade costs associated with the Quinto Project and the Kingbird Project.

8point3 Energy Partners LP
FY 2017 Q4 Guidance
Reconciliation of Net Income to Adjusted EBITDA and CAFD

(in millions)	Low	High
Net income	$1.5	$4.0
Add:
Interest expense, net of interest income	6.5	6.5
Income tax provision	0.3	0.8
Depreciation, amortization and accretion	7.3	7.3
Share-based compensation	0.1	0.1
Add proportionate share from equity method investments (1):
Depreciation, amortization and accretion	6.3	6.3
Adjusted EBITDA	$22.0	$25.0
Less:
Equity in earnings of unconsolidated affiliates, net with (1)	(13.5)	(14.0)
Cash interest paid	(6.5)	(6.5)
Cash distributions to non-controlling interests	(2.4)	(2.4)
Add:
Cash distributions from unconsolidated affiliates	30.5	30.5
Cash proceeds for reimbursable network upgrade costs	1.0	1.5
Cash proceeds from sales-type residential leases	0.9	0.9
CAFD	$32.0	$35.0

(1)	Represents our proportionate share of net interest expense, depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.

8point3 Energy Partners LP
FY 2017 Guidance
Reconciliation of Net Income to Adjusted EBITDA and CAFD

(in millions)	Low	High
Net income	$32.0	$34.5
Add:
Interest expense, net of interest income	23.1	23.1
Income tax provision	8.1	8.6
Depreciation, amortization and accretion	28.5	28.5
Share-based compensation	0.2	0.2
Add proportionate share from equity method investments (1):
Depreciation, amortization and accretion	25.1	25.1
Adjusted EBITDA	$117.0	$120.0
Less:
Equity in earnings of unconsolidated affiliates, net with (1)	(65.9)	(66.4)
Cash interest paid	(22.9)	(22.9)
Cash distributions to non-controlling interests	(9.2)	(9.2)
Short-term note	(2.0)	(2.0)
Add:
Cash distributions from unconsolidated affiliates	77.0	77.0
Cash proceeds for reimbursable network upgrade costs	8.9	9.4
Cash proceeds from sales-type residential leases	3.1	3.1
CAFD	$106.0	$109.0

(1)	Represents our proportionate share of net interest expense, depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.